                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        _______________________________


                                   FORM 8-K/A


                                 Current Report

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) August 20, 1998



                      EASTERN ENVIRONMENTAL SERVICES, INC.
                      ------------------------------------
                 (Exact name of issuer as specified in charter)



          Delaware                    0-16102                59-2840783
 (State or Other Jurisdiction       Commission            (I.R.S. Employer
    Or Incorporation or             File Number        Identification Number)
       Organization)



               1000 CRAWFORD PLACE, MT. LAUREL, NEW JERSEY  08054
                    (Address of principal executive offices)


                                 (609)235-6009
              (Registrant's telephone number, including area code)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.
          -------------------------------------


     On August 20, 1998, Eastern Environmental Services, Inc. (the "Registrant") consummated the acquisition of Allegro Enterprises, Inc., Regional Recycling, Corp., Lee Bin Containers, Inc., Madison Enterprises, Inc., Frank and Joe Savino Partnership, Allegro Transportation and Recycling, Inc., Allegro Carting and Recycling, Inc. and Joseph Savino and Sons, Inc. (collectively, "Regional Recycling, Corp. and Affiliates" or "Regional") pursuant to the terms of two Agreements and Plans of Reorganization (collectively as the "Agreements"), both dated May 18, 1998 by and among the shareholders of Regional (collectively, the "Shareholders" or "Sellers") and the Registrant. The description of the acquisition transaction set forth herein is qualified in its entirety by the Agreement and Plans of Reorganization and related amendment which are incorporated as Exhibits 10.1, 10.2 and 10.3.

     Pursuant to the Agreements and Plans of Reorganization and related amendment, the Registrant acquired substantially all of the assets and the stock of the Regional Companies in exchange for the Shareholders receiving approximately 390,000 unregistered shares of the Registrant's common stock, $.01 par value. The shares of the Registrant's common stock were valued at $31.50 per share. No cash was paid to the Shareholders for the acquisition of the shares of the Company. The acquisition is to be accounted for using the "pooling of interests" method.

     At the date of closing the Stock Purchase Agreement, the Registrant assumed approximately $13.4 million of outstanding indebtedness of the Company.

     The transaction includes substantially all of the assets and liabilities relating to the operation of the Companies. The acquired assets were used by the Shareholders in the solid waste collection, transfer, recycling and disposal business. The Registrant intends to continue to use the acquired assets for these purposes.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA
        Financial Information and Exhibits.
        -----------------------------------


(a)   COMBINED FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

      Independent Auditors' Report
      Combined Balance Sheets as of June 30, 1998 and 1997
      Combined Statements of Operations for the Twelve Months Ended
           June 30, 1998 and 1997
      Combined Statements of  Owners' Equity (deficiency) for the Twelve Months
           Ended June 30, 1998 and 1997
      Combined Statements of Cash Flows for the Twelve Months Ended June 30,
           1998 and 1997
      Notes to Combined Financial Statements

(b)   PRO FORMA FINANCIAL INFORMATION.

      Pro Forma Consolidated Statement of Operations for the Year Ended
          June 30, 1997 (Unaudited)
      Pro Forma Consolidated Statement of Operations for the Six Months Ended
          December 31, 1997 (Unaudited)
      Pro Forma Consolidated Statement of Operations for the Six Months Ended
          June 30, 1998 (Unaudited)
      Pro Forma Consolidated Balance Sheet as of June 30, 1998 (Unaudited)

(c)   EXHIBITS

*10.1 Agreement and Plan of Reorganization dated May 18, 1998, by and between
      Eastern Environmental Services, Inc. and the shareholders of Allegro Enterprises, Inc., Regional Recycling, Corp., Lee Bin Containers, Inc., Madison Enterprises, Inc., and Joseph and Frank Savino Partnership.

*10.2 Agreement and Plan of Reorganization dated May 18, 1998, by and between
      Eastern Environmental Services, Inc. and the shareholders of Allegro Enterprises, Inc., Allegro Transportation and Recycling, Inc., Allegro Carting and Recycling, Inc., Joseph Savino and Sons, Inc., Lee Bin Containers, Inc., and Joseph and Frank Savino Partnership.

*10.3 Amendment dated August 20, 1998 to the Agreements and Plans of
      Reorganization dated May 18, 1998.

 23.1 Consent of MARDEN, HARRISON & KRUETER, Certified Public Accountants, P.C.

--------------------------------------------------------------------------------
* Incorporated by reference.

               SIGNATURE
               ---------

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Eastern Environmental Services, Inc.

Date: October 19, 1998                By:  /s/ Gregory M. Krzemien
                                           --------------------------
                                    Gregory M. Krzemien, Chief Financial Officer

                    REGIONAL RECYCLING CORP. AND AFFILIATES

                         COMBINED FINANCIAL STATEMENTS

                              TWELVE MONTHS ENDED
                             JUNE 30, 1998 AND 1997

                    REGIONAL RECYCLING CORP. AND AFFILIATES

                         COMBINED FINANCIAL STATEMENTS

                   TWELVE MONTHS ENDED JUNE 30, 1998 AND 1997
                _______________________________________________



                                    CONTENTS
                                  ___________



                                                        PAGE
                                                        ----

Independent auditors' report                              1

Financial statements:

 Combined balance sheets                                 2-3

 Combined statements of operations                        4

 Combined statements of owners' equity (deficiency)       5

 Combined statements of cash flows                        6

 Notes to combined financial statements                  7-15


INDEPENDENT AUDITORS' REPORT
----------------------------



To The Board of Directors and Stockholders
Regional Recycling Corp. and affiliates
1024 Jefferson Street
Hoboken, New Jersey  07030


We have audited the accompanying combined balance sheets of Regional Recycling Corp. and affiliates as of June 30, 1998 and 1997, and the related combined statements of operations, owners' equity (deficiency) and cash flows for the twelve month periods then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principals used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Regional Recycling Corp. and affiliates as of June 30, 1998 and 1997, and the results of its operations and cash flows for the twelve months then ended, in conformity with generally accepted accounting principals.


/s/ MARDEN, HARRISON & KREUTER
    Certified Public Accountants, P.C.



Port Chester, New York
October 5, 1998

                    REGIONAL RECYCLING CORP. AND AFFILIATES

                            COMBINED BALANCE SHEETS

                             JUNE 30, 1998 AND 1997
                             ______________________


 A S S E T S                                                 1998         1997
----------------------------------------------------------   -----------  -----------
Current assets:
 Cash                                                       $   279,412  $     4,447
 Accounts receivable, net of allowance for
  doubtful accounts of 1998: $968,000 and 1997: $957,000      3,695,918    3,714,479
 Prepaid expenses and other receivables                          10,578       63,284
 Refundable income taxes                                        274,935            -
                                                            -----------  -----------

         Total current assets                                 4,260,843    3,782,210
                                                            -----------  -----------

Property, plant and equipment:
 Land                                                         1,194,668    1,629,750
 Buildings and improvements                                   3,182,023    3,290,734
 Vehicles                                                     5,972,309    6,104,833
 Equipment                                                    5,687,430    5,483,858
 Furniture and fixtures                                         198,625      199,229
                                                            -----------  -----------

                                                             16,235,055   16,708,404

 Less accumulated depreciation                               10,211,841    9,118,877
                                                            -----------  -----------

         Net property, plant and equipment                    6,023,214    7,589,527
                                                            -----------  -----------

Other assets:
 Goodwill, net                                                  573,536      609,810
 Other intangible assets, net                                   574,289      535,858
 Due from related parties                                        82,177      438,896
                                                            -----------  -----------

         Total other assets                                   1,230,002    1,584,564
                                                            -----------  -----------

         Total assets                                       $11,514,059  $12,956,301
                                                            ===========  ===========

                  See notes to combined financial statements.



 LIABILITIES AND OWNERS' EQUITY (DEFICIENCY)       1998         1997
----------------------------------------------  -----------  -----------
Current liabilities:
 Notes payable                                  $ 2,425,000  $   175,000
 Current portion of long-term debt                1,025,037    1,049,760
 Accounts payable                                 3,031,392    2,177,000
 Accrued expenses and other liabilities           3,881,751    2,157,922
 Deferred revenue                                   771,743      791,429
 Income taxes payable                               504,920      578,992
 Deferred income taxes                                    -      419,899
                                                -----------  -----------

         Total current liabilities               11,639,843    7,350,002

Long-term debt, net of current portion            1,690,722    2,671,995
                                                -----------  -----------

         Total liabilities                       13,330,565   10,021,997
                                                -----------  -----------

Contingencies



Owners' equity (deficiency)                    (1,816,506)    2,934,304
                                               ----------     ---------

    Total liabilities and
     owners' equity (deficiency)              $11,514,059   $12,956,301
                                              ===========   ===========


                  See notes to combined financial statements.

                    REGIONAL RECYCLING CORP. AND AFFILIATES

                       COMBINED STATEMENTS OF OPERATIONS

                   TWELVE MONTHS ENDED JUNE 30, 1998 AND 1997
                ________________________________________________

                                                    1998          1997
                                                ------------  ------------
Revenues                                        $22,497,457   $23,313,382

Cost of revenues                                 17,456,581    16,341,307
                                                -----------   -----------

Gross profit                                      5,040,876     6,972,075

Selling, general and administrative expenses      6,822,293     4,967,547
Depreciation and amortization                     1,240,244     1,202,793
Merger costs                                        187,980             -
                                                -----------   -----------

(Loss) income from operations                    (3,209,641)      801,735
                                                -----------   -----------

Other income (expense):
 Fines                                           (1,795,000)            -
 Interest expense                                  (557,765)     (621,132)
 Management fee income                                9,854        57,327
 Gain (loss) on disposal of fixed assets            327,132       (80,858)
                                                -----------   -----------

                                                 (2,015,779)     (644,663)
                                                -----------   -----------

(Loss) income before income taxes (benefit)      (5,225,420)      157,072
                                                -----------   -----------

Income taxes (benefit):
 Current                                           (251,494)      515,839
 Deferred                                          (419,899)     (550,769)
                                                -----------   -----------

                                                   (671,393)      (34,930)
                                                -----------   -----------

Net (loss) income                               $(4,554,027)  $   192,002
                                                ===========   ===========

                  See notes to combined financial statements.

                    REGIONAL RECYCLING CORP. AND AFFILIATES

               COMBINED STATEMENTS OF OWNERS' EQUITY (DEFICIENCY)

                   TWELVE MONTHS ENDED JUNE 30, 1998 AND 1997
                ________________________________________________

                                                        1998          1997
                                                    ------------  ------------
Common stock                                        $   301,316   $   301,316
                                                    -----------   -----------

Additional paid-in capital                               97,315        97,315
                                                    -----------   -----------

Retained earnings:
 Retained earnings, beginning of period               3,763,848     3,721,150

 Net (loss) income for corporate entities            (4,551,740)       42,698
                                                    -----------   -----------

 Retained earnings (deficit), end of period            (787,892)    3,763,848
                                                    -----------   -----------

Partners' deficiency:
 Partners' deficiency, beginning of period           (1,228,175)   (1,344,206)

 Net (loss) income for partnership                       (2,287)      149,304

 Distributions                                         (196,783)      (33,273)
                                                    -----------   -----------

 Partners' deficiency, end of period                 (1,427,245)   (1,228,175)
                                                    -----------   -----------

Total owners' equity (deficiency), end of period    $(1,816,506)  $ 2,934,304
                                                    ===========   ===========

                  See notes to combined financial statements.

                    REGIONAL RECYCLING CORP. AND AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS

                   TWELVE MONTHS ENDED JUNE 30, 1998 AND 1997
                ________________________________________________


                                                                    1998          1997
                                                                ------------  ------------
Reconciliation of net (loss) income to net cash
 (used in) provided by operating activities:

  Net (loss) income                                             $(4,554,027)  $   192,002

 Adjustments to reconcile net (loss) income to net cash
  (used in) provided by operating activities:

   Depreciation and amortization                                  1,240,244     1,202,793
   (Gain) loss on disposal of fixed assets                         (327,132)       80,858
   Provision for losses on accounts receivable                       10,419             -

   Changes in assets (increase) decrease:
     Accounts receivable                                              8,142       171,120
     Prepaid expenses and other receivables                          52,706       189,355
     Refundable income taxes                                       (274,935)            -

   Changes in liabilities increase (decrease):
     Accounts payable                                               854,392        87,407
     Accrued expenses and other liabilities                       1,723,829       485,383
     Deferred revenue                                               (19,686)       59,909
     Income taxes payable                                           (74,072)      294,569
     Deferred income taxes                                         (419,899)     (550,769)
                                                                -----------   -----------

         Net cash (used in) provided by
          operating activities                                   (1,780,019)    2,212,627
                                                                -----------   -----------

 Investing activities:
  Capital expenditures                                             (227,937)   (1,485,838)
  Proceeds from disposal of fixed assets                            997,772       103,059
                                                                -----------   -----------

         Net cash provided by (used in) investing activities        769,835    (1,382,779)
                                                                -----------   -----------

 Financing activities:
  Proceeds from notes payable                                     2,250,000        35,000
  Proceeds from issuance of long-term debt                          233,981     3,911,821
  Principal payments on long-term debt                           (1,358,768)   (4,318,451)
  Net proceeds from (payments to) related parties                   356,719      (495,678)
  Distributions                                                    (196,783)      (33,273)
                                                                -----------   -----------

         Net cash provided by (used in) financing activities      1,285,149      (900,581)
                                                                -----------   -----------

Net increase (decrease) in cash                                     274,965       (70,733)

Cash, beginning of period                                             4,447        75,180
                                                                -----------   -----------

Cash, end of period                                             $   279,412   $     4,447
                                                                ===========   ===========

                  See notes to combined financial statements.

                    REGIONAL RECYCLING CORP. AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                   TWELVE MONTHS ENDED JUNE 30, 1998 AND 1997
                ________________________________________________


(1)  PRINCIPALS OF COMBINATION AND NATURE OF OPERATIONS:

     The combined financial statements include the accounts of the following entities (collectively the "Company") whose common stock or assets were purchased by Eastern Environmental Services, Inc. ("Eastern") (see Note
     15):

     Regional Recycling Corp.
     Allegro Transport & Recycling, Inc.
     Joseph Savino & Sons, Inc.
     Allegro Carting and Recycling, Inc.
     Allegro Enterprises, Inc.
     Madison Enterprises, Inc.
     Lee Bin Containers, Inc.
     Frank and Joseph Savino Partnership

     The above entities are affiliated by common ownership. All significant intercompany accounts and transactions have been eliminated in combination.

     The Company's principal business activity is solid waste management services and recycling. The Company's customers include municipal, commercial, industrial and residential customers located in New York and New Jersey.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

   (A)   REVENUE RECOGNITION:

         The Company recognizes revenue using the accrual method upon collection of waste materials. The Company defers all revenue on billings for services not yet rendered. These advance billings are included as a liability in the balance sheets under the caption "Deferred Revenue."

   (B)   PROPERTY, PLANT AND EQUIPMENT:

         Property, plant and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets using the straight-line method. Leasehold improvements are amortized over the lesser of the term of the related lease or the estimated useful life of the asset. Expenditures for repairs and maintenance are charged to operations in the period incurred. The estimated useful lives are 15 to 31 years for buildings and improvements, and principally 7 years for vehicles, equipment, furniture and fixtures. Depreciation expense was $1,123,610 and $1,042,753 for the twelve months ended June 30, 1998 and June 30, 1997, respectively.

   (C)   GOODWILL AND OTHER INTANGIBLE ASSETS:

         Intangible assets consist principally of goodwill, (the excess of cost over the fair value of net assets acquired in business combinations accounted for as purchases), customer lists and covenants not to compete. These assets are being amortized on a straight-line basis over periods of 12 to 40 years.

                    REGIONAL RECYCLING CORP. AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (CONTINUED)

                   TWELVE MONTHS ENDED JUNE 30, 1998 AND 1997
                ________________________________________________

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONT'D:

   (D)   Income taxes:

      Deferred taxes are recognized for temporary differences between the bases of assets and liabilities for financial statement and income tax purposes. The temporary differences relate primarily to the application of the change in accounting method as further described in
      Note 8 and allowance for doubtful accounts. The deferred taxes represent the future tax return consequences of those differences which will either be taxable or deductible when the assets and liabilities are recovered or settled.

   (E)   Use of estimates:

      The preparation of combined financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)  INTANGIBLE ASSETS:

   Intangible assets consisting primarily of amounts allocated upon the purchase of assets of existing operations are summarized as follows:

                                               AMORTIZATION
                                                  PERIOD        1998        1997
                                               ------------  ----------  ----------

   Goodwill                                    40 years      $1,254,898  $1,254,898
   Less accumulated amortization                                681,362     645,088
                                                             ----------  ----------

                                                             $  573,536  $  609,810
                                                             ==========  ==========


   Merchant, distributor and customer lists    12 years      $  643,725  $  524,934
   Covenants not to compete                    12 years         357,500     357,500
                                                             ----------  ----------

                                                              1,001,225     882,434
   Less accumulated amortization                                426,936     346,576
                                                             ----------  ----------

                                                             $  574,289  $  535,858
                                                             ==========  ==========

   Amortization expense for the twelve months ended June 30, 1998 and 1997 was $116,634 and $160,040, respectively.

(4)  NOTES PAYABLE:

   The Company has a revolving line of credit providing for borrowings up to $175,000, with interest at 10% per annum. At both June 30, 1998 and 1997, the Company had outstanding borrowings of $175,000 against the line of credit, which is collateralized by real property. The line of credit expired on August 1, 1998. The Company has defaulted on this note as the borrowings were not repaid when due. However, in connection with the purchase of the Company by Eastern, this note was paid September 30, 1998.

                    REGIONAL RECYCLING CORP. AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (CONTINUED)

                   TWELVE MONTHS ENDED JUNE 30, 1998 AND 1997
                ________________________________________________


(4)  NOTES PAYABLE-CONT'D:

   At June 30, 1998 the Company had a note payable, to a bank, in the amount of $250,000, collateralized by real property. Interest is payable monthly at 10.5%. The principal balance was due August 1, 1998. The Company has defaulted on this note as the balance was not repaid when due. However, in connection with the purchase of the Company by Eastern, this note was paid September 30, 1998.

   In conjunction with the sale of the Company to Eastern (see Note 15), the Company has a note payable to Eastern for $2,000,000, with interest at 10% per annum. The principal and accrued interest are due December 31, 1998. The loan is collateralized by the assets of the Company (excluding the medical waste assets).

   The weighted average interest rate at June 30, 1998 and 1997 was 10.21% and 10%, respectively.

(5)  ACCRUED EXPENSES AND OTHER LIABILITIES:

   Accrued expenses and other liabilities consists of the following:

                                                                       June 30,
                                                              ---------------------------
                                                                   1998           1997
                                                              ---------------  ----------

     Accrued compensation                                          $  338,381  $  159,669
     Accrued vacation                                                 385,694     295,233
     Sales tax payable                                                300,874     375,770
     Route purchase liabilities                                       773,027     773,027
     Fines payable                                                  1,645,000           -
     Other                                                            438,775     554,223
                                                                   ----------  ----------

                                                                   $3,881,751  $2,157,922
                                                                   ==========  ==========


(6) LONG-TERM DEBT:

                                                                         1998        1997
                                                                   ----------  ----------
   Notes payable, to a bank, due in monthly installments
   of $5,953 at June 30 1998 and $12,453 at June 30, 1997,
   including interest at 10.5%, through October 1999,
   collateralized by real property                                 $   86,334  $  317,539

   Notes payable, to finance companies, due in aggregate
   monthly installments of $61,017, including interest
   ranging from 2.9% to 13.6%, through March 2002,
   collateralized by vehicles and equipment                         2,189,233   2,659,735

                    REGIONAL RECYCLING CORP. AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (CONTINUED)

                   TWELVE MONTHS ENDED JUNE 30, 1998 AND 1997
                ________________________________________________


(6)  LONG-TERM DEBT  CONT'D:
   Notes payable, to individuals, due in aggregate
   monthly installments of $22,654 at June 30, 1998
   and $30,761 at June 30, 1997, including interest
   ranging from 6% to 8%, through February 2000,
   collateralized by certain accounts receivable and
   guaranteed by the Company's stockholders.                                         440,192     461,149

   Mortgage payable to an individual, due
   in monthly installments of $5,556 plus interest
   at 8%, through September 2001, collateralized
   by real property.  The principal balance was
   repaid in March 1998.                                                                   -     283,332
                                                                                  ----------  ----------

                                                                                   2,715,759   3,721,755

   Less current portion                                                            1,025,037   1,049,760
                                                                                  ----------  ----------

                                                                                  $1,690,722  $2,671,995
                                                                                  ==========  ==========

   The aggregate maturities of long-term debt at June 30, 1998 are as follows:

       TWELVE MONTHS  ENDING
             JUNE 30,                                                     AMOUNT
       ---------------------                                              ----------
              1999                                                        $1,025,037
              2000                                                           677,178
              2001                                                           556,827
              2002                                                           456,717
                                                                          ----------

                                                                          $2,715,759
                                                                          ==========

(7)  RELATED PARTY TRANSACTIONS:

   (A)  DUE FROM RELATED PARTIES:

      At June 30, 1998 and 1997, due from related parties includes advances due from officers of $49,956 and $411,781, respectively, and amounts advanced to uncombined affiliates under common management control of $32,221 and $27,115, respectively. All of the above amounts are noninterest bearing and have no specific repayment terms.

   (B)  RENTALS:

      The Company rents property to a related party on a month-to-month basis. Total rental payments of approximately $24,000 were received from the related party for each of the twelve month periods ended June 30, 1998 and 1997. No formal lease agreement exists.

                    REGIONAL RECYCLING CORP. AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (CONTINUED)

                   TWELVE MONTHS ENDED JUNE 30, 1998 AND 1997
                ________________________________________________


(8)  INCOME TAXES:

   Regional Recycling Corp. and two of its affiliates have requested permission from the Internal Revenue Service to change their method of reporting earnings for income tax purposes from a hybrid method to the accrual method. The effect of this change is to recognize taxable income of $8,039,922, which was previously deferred, over a 6 year period in equal installments of $1,339,987. Deferred taxes have been provided for this temporary difference.

   The Company's total deferred tax liabilities, deferred tax assets and deferred tax asset valuation allowance at June 30, 1998 and 1997 are as follows:

                                              1998        1997
                                           ----------  ----------
      Deferred tax assets:
       Allowance for doubtful accounts     $  387,103  $ 382,936
       Net operating loss carryforwards     1,157,241          -
                                           ----------  ---------

          Total deferred tax assets         1,544,344    382,936

       Less valuation allowance             1,544,344    382,936
                                           ----------  ---------
                                                    -          -

      Deferred tax liabilities:
       Change in accounting method                  -   (419,899)
                                           ----------  ---------

          Net deferred tax liability       $        -  $(419,899)
                                           ==========  =========

   The Company has loss carryforwards of approximately $2,890,000 for Federal income tax purposes, that may be offset against future taxable income. Substantially all of the carryforwards expire in the year 2013. However, due to a change in control, the Company's ability to use such net operating loss carryforwards may be limited.

   Significant components of the provision for income taxes are as follows:

                                           1998        1997
                                        ----------  ----------

      Current:
       Federal                          $(251,494)  $ 382,556
       State                                    -     133,283
                                        ---------   ---------

                                         (251,494)    515,839
                                        ---------   ---------

      Deferred:
       Federal                           (343,494)   (481,574)
       State                              (76,405)    (69,195)
                                        ---------   ---------

                                         (419,899)   (550,769)
                                        ---------   ---------

          Provision for income taxes    $(671,393)  $ (34,930)
                                        =========   =========

                    REGIONAL RECYCLING CORP. AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (CONTINUED)

                   TWELVE MONTHS ENDED JUNE 30, 1998 AND 1997
                ________________________________________________


(8)  Income taxes  cont'd:

   The reconciliation of income tax computed at the U.S. Federal statutory tax rates to the provision for income taxes is as follows:

                                                                                                         1998         1997
                                                                                                    --------------  ---------

   Tax (benefit) at U.S. Federal statutory rates                                                      $(1,776,643)  $ 53,404

   State income taxes net of Federal tax benefit                                                         (313,525)     9,424
   Nondeductible costs                                                                                    218,000          -
   Valuation allowance for deferred tax assets                                                          1,161,408    (29,998)
   Partnership income                                                                                           -    (59,722)
   Other                                                                                                   39,367     (8,038)
                                                                                                      -----------   --------

           Provision for income taxes                                                                 $  (671,393)  $(34,930)
                                                                                                      ===========   ========

(9) COMMON STOCK:

 The combined financial statements reflect the following common stock at June 30, 1998 and 1997:


Regional Recycling Corp.                                                       1998       1997
------------------------                                                   -----------   --------
 Common stock, no par value; 2,500 shares
  authorized; 1,000 shares issued and outstanding                         $   202,816   $202,816

Allegro Transport & Recycling, Inc.
-----------------------------------

Common stock, no par value; 200 shares
 authorized, issued and outstanding                                              2,000      2,000

JOSEPH SAVINO & SONS, INC.
--------------------------

Common stock, no par value; 100 shares
 authorized, issued and outstanding                                              2,000      2,000

ALLEGRO CARTING AND RECYCLING, INC.
-----------------------------------

Common stock, no par value; 2,500 shares
 authorized; 100 shares issued and outstanding                                  85,000     85,000

Allegro Enterprises, Inc.
-------------------------

Common stock, no par value; 1,000 shares
 authorized; 100 shares issued and outstanding                                   2,500      2,500

                    REGIONAL RECYCLING CORP. AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (CONTINUED)

                   TWELVE MONTHS ENDED JUNE 30, 1998 AND 1997

                   ------------------------------------------

(9) COMMON STOCK  CONT'D:
                                                                      1998      1997
                                                                  --------  --------
   Madison Enterprises, Inc.
----------------------------

   Common stock, no par value; 100 shares
     authorized; 80 shares issued and outstanding                    5,000     5,000

   LEE BIN CONTAINERS, INC.
---------------------------

   Common stock, no par value; 2,500 shares
   authorized; 200 shares issued and outstanding                     2,000     2,000
                                                                  --------  --------

   Total combined common stock                                    $301,316  $301,316
                                                                  ========  ========

(10)  Statement of cash flows

   Non-cash investing and financing activities of the Company excluded from the statement of cash flows include route purchase (customer lists) additions financed by debt of $118,791 and $457,509 for the twelve months ended June 30, 1998 and 1997, respectively.

   For the twelve months ended June 30, 1998 and 1997, the Company paid $557,765 and $621,132, respectively, for interest.

   For the twelve months ended June 30, 1998 and 1997, the Company paid $69,259 and $221,270, respectively, for income taxes.

(11)  MULTI-EMPLOYER PENSION PLANS

   The Company made contributions to multi-employer pension plans that cover its various union employees. These plans provide benefits based on union members' earnings and periods of coverage under the respective plans. It is not cost-effective to accumulate information regarding the pension expenses under these plans. In the event of plan terminations or company withdrawal from the plans, the Company may be liable for a portion of the plans' unfunded vested benefits, the amounts of which, if any, have not been determined.

(12)  CONCENTRATION RISKS:

   (A)   Credit risk:

         Financial instruments, which potentially expose the Company to concentrations of credit risk, consist primarily of cash and trade accounts receivable.

         The Company maintains its cash in accounts which may at times exceed Federally insured limits. The Company limits its credit risk by selecting financial institutions considered to be highly creditworthy.

         Trade accounts receivable are due from customers located primarily in New Jersey and the New York metropolitan area. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains an allowance for doubtful accounts at a level that management believes is sufficient to cover potential credit losses.

                    REGIONAL RECYCLING CORP. AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (CONTINUED)

                   TWELVE MONTHS ENDED JUNE 30, 1998 AND 1997
                ________________________________________________


(12)  CONCENTRATION RISKS - CONT'D:

   (B)   DIRECT LABOR:

         The Company's direct labor is supplied primarily by two unions which have collective bargaining agreements expiring in April 1999. Although the Company's experience has been favorable with respect to resolving conflicting demands with these unions, it is always possible that a protracted conflict may occur which could impact the renewal of the collective bargaining agreements.

(13) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

   The carrying amount approximates fair value of cash, accounts receivable and accounts payable. The fair values of the notes payable and long-term debt are estimated based on current rates at which the Company could borrow funds with similar remaining maturities. At June 30, 1998 and 1997, the estimated fair values of the Company's notes payable and long-term debt approximated the carrying amounts.

(14)  CONTINGENCIES:

   (A)   INVESTIGATIONS:

         The Company was investigated by the New York City Trade Waste Commission (TWC) and the New York County District Attorney's Office
         (DA). This has resulted in the Company having been charged fines by the TWC of $45,000, fines charged by the DA of $500,000 and the placing of $1,250,000 in a customer restitution fund for the Company's customers by the TWC. The amounts of these fines and restitution have been recorded in the accompanying combined financial statements. As of June 30, 1998, $150,000 had been paid.

   (B)  Litigation:

         Prior to the purchase of the Company by Eastern, the Company was negotiating a contract to sell its assets to IESI. The contract did not close, and IESI has sued the Company for breach of contract. The Company has submitted a counterclaim for breach of contract and damages. The outcome of this lawsuit cannot be reasonably estimated at this time.

         The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material effect on the Company's combined financial position, results of operations, or liquidity.

   (C)   Sales tax:

         The Company has received notices from the New York State Department of Taxation and Finance regarding New York State Sales Tax audits covering the period September 1, 1992 through May 31, 1998. The audits have not commenced as of June 30, 1998 and a determination regarding the outcome of these audits and their effect on the combined financial statements cannot be made at this time.

                    REGIONAL RECYCLING CORP. AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                  (CONCLUDED)

                   TWELVE MONTHS ENDED JUNE 30, 1998 AND 1997
                ________________________________________________


(15)  SUBSEQUENT EVENTS:

   On July 15, 1998, Regional Recycling Corp. and Allegro Carting and
   Recycling, Inc. sold the medical waste customer lists and related receivables to Stericycle, Inc for common stock which was included in the subsequent sale to Eastern. Sales to these customers amounted to approximately $1,200,000 and $1,500,000 for the twelve months ended June 30, 1998 and 1997, respectively. As a condition of the sale, the sellers and selling stockholders entered into a five year "not-to-compete" agreement.

   On August 20, 1998, the assets of the following entities were sold to Eastern in exchange for shares of common stock of Eastern:

      Allegro Carting and Recycling, Inc.
      Lee Bin Containers, Inc.
      Joseph Savino & Sons, Inc.
      Allegro Transport & Recycling, Inc.
      Allegro Enterprises, Inc.

   The liabilities of these entities are being satisfied out of the proceeds of the sale.

   Simultaneously, Eastern purchased the common stock of Regional Recycling Corp. and the interest in certain real and personal property held by Madison Enterprises, Inc. and Frank & Joseph Savino Partnership in exchange for shares of common stock of Eastern. As a condition of sale, the sellers and selling owners entered into a "not-to-compete" agreement.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
    FOR THE YEAR ENDED JUNE 30, 1997, THE SIX MONTHS ENDED DECEMBER 31, 1997
                     AND THE SIX MONTHS ENDED JUNE 30, 1998

     The following unaudited pro forma consolidated statements of operations for the year ended June 30, 1997, the six months ended December 31, 1997 and the six months ended June 30, 1998 give effect to (i) the acquisition on August 15, 1997 of all the outstanding stock of Harford Disposal, Inc. ("Harford") by Eastern Environmental Services, Inc. (the "Registrant") with immediately thereafter, all of the outstanding stock of Pappy, Inc. being purchased by Harford for total consideration paid by Eastern Environmental Services, Inc. of approximately $12 million. Harford's only activity was the acquisition of Pappy, Inc. and therefore Pappy, as the predecessor company, constitutes the business acquired by the Registrant; (ii) the acquisition on August 20, 1997 of all the outstanding stock of Soil Remediation of Philadelphia, Inc. ("SRP") by the Registrant for consideration consisting of 270,000 unregistered shares of the Registrant's common stock valued at $15.625 per share. Simultaneously, with the closing of the SRP transaction, the Registrant and its wholly owned subsidiary, Eastern Environmental Services, Inc. of Fairless Hill, Inc. ("EESI of Fairless"), entered into an Agreement (the "Fairless Hills Agreement") dated August 20, 1997 with USA Waste Services, Inc. ("USA Waste"), USA Waste of Fairless Hills, Inc. ("USA Fairless"), Clean Soils of Fairless Hills, Inc. ("Clean Soils Fairless") to evidence a transaction under which EESI of Fairless will acquire all stock of Clean Soils Fairless and USA Fairless, two companies under common ownership with SRP by USA Waste. The closing of the acquisition of the stock of Clean Soils Fairless and USA Fairless are pending upon satisfaction of certain normal conditions which the Registrant believes will be resolved;
(iii) the acquisition of Pine Grove, Inc. ("Pine Grove") pursuant to the terms of a Stock Purchase Agreement for consideration of $46 million including the assumption of approximately $12 million of debt; (iv) the acquisition of Atlantic Waste Disposal, Inc. ("Atlantic Disposal") and Atlantic Waste of New York, Inc. ("Atlantic New York") pursuant to the terms of Agreements for the Sale and Purchase of Stock (the "Stock Purchase Agreements") dated March 25, 1998 for total consideration of approximately $91 million and (v) the acquisition of Allegro Enterprises, Inc., Regional Recycling, Corp., Lee Bin Containers, Inc., Madison Enterprises, Inc., Frank and Joe Savino Partnership, Allegro Transportation and Recycling, Inc., Allegro Carting and Recycling, Inc. and Joseph Savino and Sons, Inc. (collectively, "Regional Recycling, Corp. and Affiliates" or "Regional") pursuant to the terms of two Agreements and Plans of Reorganization, both dated May 18, 1998.

  The following unaudited pro forma consolidated statements of operations for the year ended June 30, 1997, the six months ended December 31, 1997 and the six months ended June 30, 1998 give effect to the aforementioned transactions as if the transactions had occurred on July 1, 1996. The following unaudited pro forma financial data may not be indicative of what the results of operations or financial position of Eastern Environmental Services, Inc. would have been, had the transactions to which such data gives effect had been completed on the date assumed, nor are such data necessarily indicative of the results of operations or financial position of Eastern Environmental Services, Inc. that may exist in the future. The unaudited pro forma financial data and related pro forma adjustments have been prepared by the Registrant's management based in part on historical financial information provided by the management of completed acquisitions. The following unaudited pro forma information should be read in conjunction with the notes thereto, the other pro forma financial statements and notes thereto, and the consolidated financial statements and notes of Eastern Environmental Services, Inc. as of December 31, 1997 and June 30, 1997 and 1996 and for the six months ended December 31, 1997 and each of the three years in the period ended June 30, 1997 as filed in the Company's report on Form 8-K (filed September 22, 1998), the quarterly report on Form 10-Q for the quarter ended June 30, 1998 and the historical financial statements of Regional appearing elsewhere in this filing.

          UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR
                          THE YEAR ENDED JUNE 30, 1997

                                              Pappy,                     Clean         Pine
                                 EESI          Inc.         SRP          Soils        Grove        Atlantic      Regional
                             -------------  ----------  ------------  -----------  ------------  ------------  ------------
Revenues..................   $170,148,035   $2,803,860  $ 3,649,026   $1,513,224   $14,559,569   $17,189,000   $23,313,382

Cost of revenues..........    122,701,508      910,970    6,944,870    1,755,047     9,804,650    14,356,000    16,341,307

Selling, general and
  administrative expenses.     25,257,710      430,787      704,137      165,768     1,274,391     2,535,000     4,967,547

Depreciation and
  amortization............      9,454,911      107,914      975,224      299,068     4,727,837     1,979,000     1,202,793

Merger costs..............      3,336,792           --           --           --            --            --            --
                             ------------   ----------  -----------   ----------   -----------   -----------   -----------

Operating income
  (loss)..................      9,397,114    1,354,189   (4,975,205)    (706,659)   (1,247,309)   (1,681,000)      801,735

Interest (expense)
  income, net.............     (4,427,503)      13,717           --           --      (151,454)   (5,114,000)     (621,132)

Other income (loss), net..      1,044,381          552           --           --        58,372       709,000       (23,531)
                             ------------   ----------  -----------   ----------   -----------   -----------   -----------

Income (loss) before
 income taxes.............      6,013,992    1,368,458   (4,975,205)    (706,659)   (1,340,391)   (6,086,000)      157,072

Income tax (expense)
 benefit..................     (1,874,933)          --    1,990,082      282,664       507,532     2,229,000        34,930
                             ------------   ----------  -----------   ----------   -----------   -----------   -----------

Net income (loss).........   $  4,139,059   $1,368,458  $(2,985,123)  $ (423,995)  $  (832,859)  $(3,857,000)  $   192,002
                             ============   ==========  ===========   ==========   ===========   ===========   ===========

                                                         Pro Forma           Pro Forma
                                                        Adjustments         Consolidated
                                                        ------------        ------------
Revenues..................                              $         --        $233,176,096

Cost of revenues..........                                       411 (1)     172,814,763

Selling, general and
  administrative expenses.                                   (86,918)(2)      35,248,422

Depreciation and
  amortization............                                   745,434 (1)      15,490,857
                                                          (1,256,280)(4)
                                                          (2,307,885)(5)
                                                            (437,159)(7)
Merger costs..............                                       --            3,336,792
                                                        ------------        ------------

Operating income
  (loss)..................                                 3,342,397           6,285,262

Interest (expense)
  income, net.............                                     9,750 (3)     (14,876,622)
                                                          (1,976,000)(6)
                                                          (2,610,000)(8)
Other income (loss), net..                                       --            1,788,774
                                                        ------------        ------------

Income (loss) before
 income taxes.............                                (1,233,853)         (6,802,586)

Income tax (expense)
 benefit..................                                   (61,000)(9)       3,108,275
                                                        ------------        ------------

Net income (loss).........                                (1,294,853)        ($3,694,311)
                                                        ============        ============

Basic earnings (loss) per
 share....................                                                         ($.19)
                                                                            ============
Weighted average number
 of shares outstanding....                                                    18,946,457 (10)
                                                                            ============
Diluted earnings (loss) per
 share....................                                                         ($.19)
                                                                            ============
Weighted average number
 of shares outstanding....                                                    18,946,457 (10)
                                                                            ============

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF
                  OPERATIONS FOR THE YEAR ENDED JUNE 30, 1997

(1) To adjust depreciation and amortization expense for the change in the basis of property, equipment, landfill site costs and intangible assets as if the purchase of Pappy had been completed on July 1, 1996 net of historical depreciation and amortization expense of Pappy and to reflect the Company's methodology of amortizing landfill site costs and closure and post-closure costs. Landfill site costs and closure and post-closure costs are amortized based upon consumed airspace using the unit-of-production method of airspace filled during the period in relation to estimates of total available airspace.

(2) To eliminate intercompany administrative charges related directly to cost sharing arrangements provided by Pappy's prior parent, which were terminated as a result of the purchase transaction.

(3) To eliminate interest expense of $9,750 related to debt of Pappy, Inc. not acquired by the Registrant.

(4) To adjust depreciation and amortization expense for the change in the basis of property, equipment and intangible assets as if the purchase of SRP and Clean Soils had been completed on July 1, 1996 net of historical depreciation and amortization expense of SRP and Clean Soils.

(5) To adjust depreciation and amortization expense for the change in the basis of property, equipment, landfill site costs and intangible assets as if the purchase of Pine Grove had been completed on July 1, 1996 net of historical depreciation and amortization expense of Pine Grove and to reflect the Company's methodology of amortizing landfill site costs and closure and post-closure costs. Landfill site costs and closure and post-closure costs are amortized based upon consumed airspace using the unit-of-production method of airspace filled during the period in relation to estimates of total available airspace.

(6) To record additional interest expense of $1,976,000 from borrowings (at the Company's average borrowing rate of 8.5% under the Company's revolving credit facility) of approximately $27 million incurred to consummate the acquisition of Pine Grove, Inc., net of historical interest expense of $318,000, excluding interest on debt assumed.

(7) To adjust depreciation and amortization expense for the change in the basis of property, equipment, landfill site costs and intangible assets as if the purchase of Atlantic Waste Disposal, Inc. had been completed on July 1, 1996 net of historical depreciation and amortization expense of Atlantic Waste Disposal, Inc. and to reflect the Company's methodology of amortizing landfill site costs and closure and post-closure costs. Landfill site costs and closure and post-closure costs are amortized based upon consumed airspace using the unit-of-production method of airspace filled during the period in relation to estimates of total available airspace.

(8) To record additional interest expense of $2,610,000 from borrowings (at the Company's average borrowing rate of 8.5% under the Company's revolving credit facility) of $90.7 million incurred to consummate the acquisition of Atlantic Waste Disposal, Inc., net of historical interest expense of $5.1 million.

(9) The Company's pro forma effective tax provision is primarily related to the recording of federal and state tax liabilities of statutory rates, adjusted for certain items such as the termination of Sub "S" status for certain companies acquired in transactions accounted for as pooling of interests.

(10) For the purposes of determining pro forma earnings per share, the issuance of shares of Common Stock as consideration for the purchase of assets and to reflect the shares issued relating to the merger, respectively, were considered to have been outstanding from July 1, 1996.

          UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR
                    THE SIX MONTHS ENDED DECEMBER 31, 1997

                                                                                                                       Pro
                                             Pappy,      Pine                                   Pro Forma             Forma
                                 EESI         Inc.       Grove       Atlantic      Regional    Adjustments        Consolidated
                             -------------  --------  -----------  ------------  ------------  ------------       -------------

Revenues.................... $119,525,736   $197,131  $6,265,436   $12,610,000   $11,334,476    $       --        $149,932,779

Cost of revenues............   80,786,714     92,161   3,424,611     8,461,000     9,525,480            --         102,289,966

Selling, general and........
administrative expenses.....   17,824,725     86,012     386,816     1,126,000     4,035,685       (10,775)  (2)    23,448,463

Depreciation and
 amortization...............    7,522,896     11,300   2,172,102     1,458,000       656,236       140,158   (1)    10,617,300
                                                                                                  (957,713)  (4)
                                                                                                  (385,679)  (6)
                                2,725,000         --          --            --            --            --           2,725,000
                             ------------   --------  ----------   -----------   -----------    ----------        ------------
Operating income............   10,666,401      7,658     281,907     1,565,000    (2,882,925)    1,214,009          10,852,050

Interest (expense) income,
 net........................   (2,112,799)     1,109    (109,907)   (2,812,000)     (222,085)        1,197   (3)    (6,383,245)
                                                                                                  (640,760)  (5)
                                                                                                  (488,000)  (7)
Other income (expense), net.      305,825        600       3,421       143,000    (1,573,817)           --          (1,120,971)
                             ------------   --------  ----------   -----------   -----------    ----------        ------------
Income (loss) before
 income taxes...............    8,859,427      9,367     175,421    (1,104,000)   (4,678,827)       86,446           3,347,834

Income tax (expense)
 benefit....................   (3,540,571)        --    (143,105)      401,000       601,228       (36,000)  (8)    (2,717,448)
                             ------------   --------  ----------   -----------   -----------    ----------        ------------
Net income.................. $  5,318,856   $  9,367  $   32,316   $  (703,000)  $(4,077,599)   $   50,446        $    630,386
                             ============   ========  ==========   ===========   ===========    ==========        ============
Basic earnings per share....                                                                                              $.02
                                                                                                                  ============
Weighted average number of
shares outstanding..........                                                                                        25,928,027 (9)
                                                                                                                  ============
Diluted earnings per share..                                                                                              $.02
                                                                                                                  ============
Weighted average number of
shares outstanding..........                                                                                        27,474,964 (9)
                                                                                                                  ============

             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED DECEMBER 31, 1997


(1) To adjust depreciation and amortization expense for the change in the basis of property, equipment, landfill site costs and intangible assets as if the purchase of Pappy had been completed on July 1, 1996 net of historical depreciation and amortization expense of Pappy and to reflect the Company's methodology of amortizing landfill site costs and closure and post-closure costs. Landfill site costs and closure and post-closure costs are amortized based upon consumed airspace using the unit-of-production method of airspace filled during the period in relation to estimates of total available airspace.

(2) To eliminate intercompany administrative charges related directly to cost sharing arrangements provided by Pappy's prior parent, which were terminated as a result of the purchase transaction.

(3) To eliminate interest expense of $1,197 related to debt of Pappy, Inc. not acquired by the Registrant.

(4) To adjust depreciation and amortization expense for the change in the basis of property, equipment, landfill site costs and intangible assets as if the purchase of Pine Grove had been completed on July 1, 1996 net of historical depreciation and amortization expense of Pine Grove and to reflect the Company's methodology of amortizing landfill site costs and closure and post-closure costs. Landfill site costs and closure and post-closure costs are amortized based upon consumed airspace using the unit-of-production method of airspace filled during the period in relation to estimates of total available airspace.

(5) To record additional interest expense of $640,760 from borrowings (at the Company's average borrowing rate of 7.25% under the Company's revolving credit facility) of approximately $27 million incurred to consummate the acquisition of Pine Grove, net of historical interest expense of $174,865, excluding interest expense on debt assumed.

(6) To adjust depreciation and amortization expense for the change in the basis of property, equipment, landfill site costs and intangible assets as if the purchase of Atlantic Waste Disposal, Inc. had been completed on July 1, 1996 net of historical depreciation and amortization expense of Atlantic Waste Disposal, Inc. and to reflect the Company's methodology of amortizing landfill site costs and closure and post-closure costs.
     Landfill site costs and closure and post-closure costs are amortized based upon consumed airspace using the unit-of-production method of airspace filled during the period in relation to estimates of total available airspace.

(7) To record additional interest expense of $488,000 from borrowings (at the Company's average borrowing rate of approximately 7.25% under the Company's revolving credit facility) of approximately $90.7 million incurred to consummate the acquisition of Atlantic Waste Disposal, Inc., net of historical interest expense of $2.8 million.

(8) The Company's pro forma effective tax provision is primarily related to the recording of federal and state tax liabilities of statutory rates, adjusted for certain items such as the termination of Sub "S" status for certain companies acquired in transactions accounted for as pooling of interests.

(9) For the purposes of determining pro forma earnings per share, the issuance of shares of Common Stock as consideration for the purchase of assets and to reflect the shares issued relating to the merger, respectively, were considered to have been outstanding from July 1, 1997.

          UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR
                       THE SIX MONTHS ENDED JUNE 30, 1998


                                      Eastern        Atlantic      Regional     Pro Forma              Pro
                                   Environmental                               Adjustments            Forma
                                  Services, Inc.                                                  Consolidated
                                ----------------   -----------   -----------    ----------     ---------------
Revenues                            $132,753,198   $14,753,000   $11,162,981     $      --        $158,669,179

Cost of revenues                      81,958,945     9,311,000     7,931,101            --          99,201,046

Selling, general and
  administrative expenses             16,841,343     1,015,000     2,786,608            --          20,642,951

Depreciation and amortization         10,017,363     2,066,000       584,008      (534,000)  (1)    12,133,371

Merger costs                           3,816,000            --       187,980            --           4,003,980
                                ----------------   -----------   -----------    ----------     ---------------

Operating income (loss)               20,119,547     2,361,000      (326,716)      534,000          22,687,831

Interest (expense) income, net        (1,932,546)   (2,836,000)     (335,680)     (225,000)  (2)    (5,329,226)

Other (expense) income, net              472,271            --       115,803            --             588,074
                                ----------------   -----------   -----------    ----------     ---------------

Income (loss) before income
 taxes                                18,659,272      (475,000)     (546,593)      309,000          17,946,679


Income tax (expense)
  benefit                             (9,909,172)       90,000        70,165      (131,000)  (3)    (9,880,007)
                                ----------------   -----------   -----------    ----------     ---------------

Net income (loss)                   $  8,750,100   $  (385,000)  $  (476,428)    $ 178,000        $  8,066,672
                                ================   ===========   ===========    ==========     ===============

Basic earnings per share                                                                                  $.28
                                                                                               ===============

Weighted average number
    of shares outstanding                                                                           29,210,261   (4)
                                                                                               ===============

Diluted earnings per share                                                                                $.26
                                                                                               ===============

Weighted average number
    of shares outstanding                                                                           30,723,763   (4)
                                                                                               ===============

 NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS FOR THE
                         SIX MONTHS ENDED JUNE 30, 1998

(1) To adjust depreciation and amortization expense for the change in the basis of property, equipment, landfill site costs and intangible assets as if the purchase of Atlantic had been completed on July 1, 1996 net of historical depreciation and amortization expense of Atlantic and to reflect the Company's methodology of amortizing landfill site costs and closure and post-closure costs. Landfill site costs and closure and post-closure costs are amortized based upon consumed airspace using the unit-of-production method of airspace filled during the period in relation to estimates of total available airspace.

(2) To record additional interest expense of $225,000 from borrowings (at the Company's average borrowing rate of approximately 6.75% under the Company's revolving credit facility) of $90.7 million incurred to consummate the acquisition of Atlantic, net of historical interest expense of $2.8 million.

(3) The Company's pro forma effective tax provision is primarily related to the recording of federal and state tax liabilities of statutory rates, adjusted for certain items such as the termination of Sub "S" status for certain companies acquired in transactions accounted for as pooling of interests.

(4) For the purposes of determining pro forma earnings per share, the issuance of shares of Common Stock as consideration for the purchase of assets and to reflect the shares issued relating to the merger, respectively, were considered to have been outstanding from January 1, 1998.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1998


The following unaudited pro forma consolidated balance sheet at June 30, 1998 gives effect to the (1) acquisition of Allegro Enterprises, Inc., Regional Recycling, Corp., Lee Bin Containers, Inc., Madison Enterprises, Inc., Frank and Joe Savino Partnership, Allegro Transportation and Recycling, Inc., Allegro Carting and Recycling, Inc. and Joseph Savino and Sons, Inc. (collectively, "Regional Recycling, Corp. and Affiliates" or "Regional") pursuant to the terms of two Agreements and Plans of Reorganization, both dated May 18, 1998; (2) the acquisition of Atlantic Disposal and Atlantic New York pursuant to the terms of Agreements for the Sale and Purchase of Stock, both dated March 25, 1998. Consideration for the acquisition of Savino consisted of approximately 390,000 unregistered shares of the Registrant's common stock valued at $31.50 per share. The Registrant purchased all of the outstanding stock of Atlantic Disposal and Atlantic New York for total consideration of approximately $91 million. The Savino transaction has been accounted for using the "pooling of interests" method. The Atlantic Disposal and Atlantic New York transactions are accounted for using the "purchase" method.

The following unaudited pro forma financial data may not be indicative of what the financial condition of EESI would have been, had the transactions to which such data gives effect been completed on the date assumed, nor are such data necessarily indicative of the financial condition of EESI that may exist in the future. The unaudited pro forma financial data and related pro forma adjustments have been prepared by the Registrant's management based in part on historical financial information provided by the management of completed acquisitions. The following unaudited pro forma information should be read in conjunction with the notes thereto, the other pro forma financial statements and notes thereto, and the historical financial statements and notes of Eastern Environmental Services, Inc. as of December 31, 1997 and June 30, 1997 and 1996 and for the six months ended December 31, 1997 and each of the three years in the period ended June
30, 1997 as filed in the Company's report filed on Form 8-K (filed September 22,
1998), the quarterly report on Form 10-Q for the quarter ended June 30, 1998 and the historical financial statements of Regional appearing elsewhere in this filing.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1998

                                             Eastern
                                          Environmental                                  Pro Forma           Pro Forma
                                         Services, Inc.     Atlantic       Regional     Adjustments         As Adjusted
                                         ---------------  -------------  ------------  -------------       -------------

ASSETS
Current assets
 Cash and cash equivalents.............    $141,777,741   $          0   $   279,412   $(90,627,000)  (1)  $ 51,430,153
 Accounts receivable, net of
  allowance............................      37,396,549      3,986,000     3,695,918       (488,633)  (1)    44,589,834
 Tax refund receivable.................       4,598,409             --       274,935             --           4,873,344
 Deferred income taxes.................       4,726,398             --            --             --           4,726,398
 Prepaid expenses and other current
  assets...............................       9,055,825        353,000        10,578        (35,763)  (1)     9,383,640
                                         --------------  -------------  ------------   ------------        ------------
  Total current assets.................     197,554,922      4,339,000     4,260,843    (91,151,396)        115,003,369
Net property, plant & equipment........     194,378,419     35,461,000     6,023,214     51,651,897   (1)   287,514,530
Excess cost over fair market value of
 net assets acquired...................      96,442,890             --       573,536      3,868,162   (1)   100,884,588
Intangible assets, net.................      18,685,447     24,222,000       574,289    (24,222,000)  (1)    19,259,736
Notes receivable from stockholders /
 officers..............................         442,402             --        82,177             --             524,579
Deferred income taxes..................              --      9,571,000            --     (9,571,000)  (1)            --
Other assets...........................      10,909,023        318,000            --         24,713   (1)    11,251,736
                                         --------------  -------------  ------------   ------------        ------------
  Total assets.........................    $518,413,103   $ 73,911,000   $11,514,059   $(69,399,624)       $534,438,538
                                         ==============  =============  ============   ============        ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Current maturities on long-term
  debt.................................    $  5,776,506   $          0   $ 3,450,037   $         --        $  9,226,543
 Current maturities of obligations
  under capital leases.................         971,697             --            --             --             971,697
Due to affiliated company..............              --     61,560,000            --    (61,560,000)  (1)            --
Accounts payable.......................      21,869,812      1,168,000     3,031,392        957,717   (1)    27,026,921
Accrued expenses and other current
 liabilities...........................      20,131,752      3,083,000     3,881,751     (1,822,200)  (1)    25,274,303
Notes payable to shareholders..........         706,474             --            --             --             706,474
Deferred revenue.......................       4,756,087             --       771,743             --           5,527,830
Income taxes payable...................       4,574,028             --       504,920             --           5,078,948
Current portion of accrued landfill
 closure and other environmental
 costs.................................       2,381,369             --            --        750,000   (1)     3,131,369
                                         --------------  -------------  ------------   ------------        ------------
  Total current liabilities............      61,167,725     65,811,000    11,639,843    (61,674,483)         76,944,085
                                         --------------  -------------  ------------   ------------        ------------
Deferred income taxes..................       8,256,883             --            --             --           8,256,883
Long-term debt.........................      47,936,382             --     1,690,722             --          49,627,104
Capital lease obligations--
 long-term.............................         836,080             --            --             --             836,080
Accrued landfill closure and other
 environmental costs...................      17,770,846      1,065,000            --       (723,261)  (1)    18,112,585
Other long-term liabilities............      16,963,542         35,000            --         (1,880)  (1)    16,996,662

Stockholders' equity
 Common stock..........................         361,353             --       301,316       (297,416)  (1)       365,253
 Additional paid-in capital............     350,139,867     22,086,000        97,315    (21,788,584)  (1)   350,534,598
 Retained earnings (deficit)...........      15,056,684    (15,086,000)   (2,215,137)    15,086,000   (1)    12,841,547
 Less treasury stock at cost--
  39,100 common shares.................         (76,259)            --            --             --             (76,259)
                                         --------------  -------------  ------------   ------------        ------------
  Total stockholders' equity...........     365,481,645      7,000,000    (1,816,506)    (7,000,000)        363,665,139
                                         --------------  -------------  ------------   ------------        ------------
  Total liabilities and stockholders'
   equity..............................    $518,413,103   $ 73,911,000   $11,514,059   $(69,399,624)       $534,438,538
                                         ==============  =============  ============   ============        ============

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1998


(1) On March 25, 1998, the Company entered into stock purchase agreements, amended June 29, 1998, for the acquisitions of all the outstanding stock of Atlantic Waste Disposal, Inc. and Atlantic of New York, Inc. (collectively, "Atlantic"). Consideration paid by Eastern Environmental Services, Inc. consisted of approximately $91 million cash funded from borrowings under the Registrant's Revolving Credit Facility and available working capital. The acquisition was accounted for under the purchase method. Pursuant to the terms of the stock purchase agreements, certain property, equipment, intangible assets, other assets and working capital were acquired and certain liabilities were assumed. With respect to the closure and post-closure liabilities, the Company recorded an estimate of closure and post-closure liability for the entire site utilizing engineering studies and state requirements as compared to the percentage of airspace utilized at the date of the acquisition. The allocation of the purchase price is preliminary and is based on management's current estimate of fair value of assets and liabilities. The excess of the purchase price over the assigned fair value of net assets was allocated to the value of the landfill site; however, this excess may ultimately be allocated to other specific tangible and intangible assets. The final allocation of the purchase price and the resulting effect on operations may differ from the pro forma amounts included herein. The preliminary allocation of the purchase price is as follows:


       Property, equipment and landfill site................  $87,112,897

       Current assets acquired..............................    3,889,604

       Intangibles and other assets acquired................    4,210,875

       Other liabilities....................................   (3,419,637)

       Landfill closure, post-closure, and other
        Environmental costs.................................   (1,091,739)
                                                            -------------

       Cash utilized to affect the acquisition of Atlantic..  $90,702,000
                                                            =============

                                 EXHIBIT INDEX



EXHIBIT
No.             DESCRIPTION
---             -----------

23.1   Consent of MARDEN, HARRISON & KRUETER, Certified Public Accountants, P.C.